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                                                                       Exhibit 5

                    [Letterhead of Debevoise & Plimpton LLP]

                                                                   July 15, 2004

Phelps Dodge Corporation
One North Central Avenue
Phoenix, AZ  85004

Dear Sirs:

      We have acted as counsel to Phelps Dodge Corporation, a New York corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration of 3,500,000 shares of Common Shares relating to the Phelps Dodge 2003 Stock Option and Restricted Stock Plan (the "Plan").

      We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In rendering such opinion, we have assumed that grants of Common Shares subject to restrictions on transferability pursuant to the Plan will be made only for past services to the Company having an aggregate value not less than the aggregate par value of the Common Shares so granted.

      Based on the foregoing, we are of the opinion that authorized but not previously issued shares of Common Shares which may be issued under the Plan have been duly authorized and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,


                                      /s/ Debevoise & Plimpton LLP
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